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                                                                EXHIBIT (l)(2)


                                 August 1, 2006

Prospect Energy Corporation
10 East 40th Street, 44th floor
New York, New York 10016

         Re:         Registration Statement on Form N-2:
                     1933 Act File No.: 333-132575
                     1940 Act File No.: 814-00659

Ladies and Gentlemen:

         We have served as Maryland counsel to Prospect Energy Corporation, a Maryland corporation (the "Company"), and a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the registration of shares of common stock, $.001 par value per share, of the Company ("Common Shares"), which, together with other securities of the Company that may be offered pursuant to the Registration Statement (as defined herein), have an aggregate initial offering price of up to $300,000,000 (the "Securities"). The Securities are covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), to be filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

         4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;



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Prospect Energy Corporation
August 1, 2006
Page 2

         5. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company (the "Board") relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

         6. A certificate executed by an officer of the Company, dated as of the date hereof; and

         7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (such approval referred to herein as the "Corporate Proceedings").




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Prospect Energy Corporation
August 1, 2006
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         6. Upon the issuance of any Securities that are Common Shares ("Common
Securities"), the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.





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Prospect Energy Corporation
August 1, 2006
Page 4


         The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                    Very truly yours
                                                    /s/ Venable LLP